Exhibit 10.6
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.

AMENDMENT NINE

TO PRODUCT PURCHASE AGREEMENT NO. 02542-060507

This Amendment No. 9 (“Amendment Nine”) is dated June 21, 2010 (the “Amendment Nine Effective Date”) and is an amendment to the Product Purchase Agreement No. 02542-060507 dated September 9, 2007, (the “Agreement”) between Dot Hill Systems Corp (“Supplier”), a corporation organized and operating under the laws of Delaware with its principal place of business at 1351 S. Sunset Blvd., Longmont, CO 80501, and Hewlett-Packard Company (“HP”), a Delaware corporation, with offices at 3000 Hanover Street, Palo Alto, California 94304. Supplier and HP may be referred to individually as a “Party” and collectively as “Parties.”

WHEREAS, Supplier and HP have entered into that certain Agreement including all exhibits and amendments thereto, (collectively, the “Agreement”), whereby Supplier authorized HP to distribute and promote certain products and services pursuant to the terms and conditions contained therein;

WHEREAS, Supplier and HP each desires to amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Exhibit (B) (Product Description and Specifications) attached to the Agreement shall be amended by inclusion at the end of the current Exhibit (B) Exhibit (B-9) attached hereto.

Except as expressly set forth herein, all other terms and conditions of the Agreement shall continue in full force and effect. Capitalized terms used but not defined herein shall have the meanings given thereto in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment Nine to be executed by their duly authorized representatives on the dates indicated below.

	HEWLETT-PACKARD COMPANY		DOT HILL SYSTEMS CORP.
By:	/s/ Alexander D. Console	By:	/s/ Dana W. Kammersgard
Name:	Alexander D. Console	Name:	Dana W. Kammersgard
Title:	HP Storage MAS Director	Title:	CEO
Date:	July 21, 2010	Date:	7-21-10

Exhibit 10.6

EXHIBIT (B-9)

ADDITIONAL PRODUCT DESCRIPTION AND SPECIFICATIONS

The following Statements of Work (“SOWs”) have been signed and finalized, and contain applicable Product descriptions and specifications. These SOWs are made a part hereof by reference.

1)	[…***…]

2)	[…***…]

3)	[…***…]

4)	[…***…]

5)	[…***…]

The parties agree to further amend this Exhibit for existing and/or follow on products as needed and as mutually agreed upon. As SOW’s are finalized and signed by both parties, they will be added to this Exhibit.

Detailed listings of Products with Product Numbers are set forth in the various pricing tables published by Supplier on a regular basis which are automatically incorporated into Exhibit E of the Agreement.

This Exhibit in no way alters or nullifies any previous Amendments to the Agreement. The failure to list a SOW on this Exhibit, or anywhere else in the Agreement, does not in any way change the fact that all purchases by HP and its Eligible Purchasers from Supplier shall be governed by the terms of this Agreement, whether or not set forth in an Exhibit to this Agreement, provided that the SOW has been signed by both parties.

*** Confidential Treatment Requested